Exhibit 99.6
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Except where specifically noted, all information contained herein gives effect to the 10-to-1 reverse split of the common stock of Critical Therapeutics, Inc. that was effected on October 31, 2008.
The following unaudited pro forma condensed combined financial statements give effect to the merger of a wholly owned subsidiary of Critical Therapeutics, Inc. (“Critical Therapeutics”) and Cornerstone BioPharma Holdings, Inc. (“Cornerstone”), which was completed on October 31, 2008. For accounting purposes, Cornerstone is treated as the acquirer in the merger transaction even though Critical Therapeutics was the issuer of common stock and surviving legal entity in the transaction (based in part on the fact that upon completion of the merger Critical Therapeutics’ stockholders retained approximately 30% and the former Cornerstone stockholders owned approximately 70% of the outstanding shares of Critical Therapeutics, after giving effect to the conversion prior to the merger of the outstanding principal amount of that certain Promissory Note, dated April 19, 2004, as amended, issued by a wholly owned subsidiary of Cornerstone (the “Carolina Note”) into shares of Cornerstone’s common stock and after giving effect to shares issuable pursuant to Cornerstone’s outstanding options and warrants, but without giving effect to any shares issuable pursuant to Critical Therapeutics’ outstanding options and warrants).
The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Critical Therapeutics and Cornerstone as of September 30, 2008, giving effect to the combination as if it occurred on September 30, 2008. The Critical Therapeutics balance sheet information was derived from its unaudited consolidated balance sheet as of September 30, 2008 included in its quarterly report on Form 10-Q that was filed with the Securities and Exchange Commission (“SEC”) on October 20, 2008. The Cornerstone balance sheet information was derived from Cornerstone’s unaudited balance sheet as of September 30, 2008 that was filed as Exhibit 99.5 to this Form 8-K.
The unaudited pro forma condensed combined statements of operations are based on the individual historical consolidated statements of operations of Critical Therapeutics and Cornerstone and combine the results of operations of Critical Therapeutics and Cornerstone for the year ended December 31, 2007 and the nine months ended September 30, 2008, giving effect to the combination as if it occurred on January 1, 2007, reflecting only pro forma adjustments expected to have a continuing impact on the combined results. The historical results of Critical Therapeutics were derived from Critical Therapeutics’ unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2008 included in its quarterly report on Form 10-Q that were filed with the SEC on October 20, 2008 and the audited consolidated statement of operations for the year ended December 31, 2007 included at pages F-2 through F-35 in its Proxy Statement/Prospectus dated October 3, 2008 that was supplemented by a Supplement No. 1 dated October 17, 2008 and a Supplement No. 2 dated October 22, 2008.
The historical results of Cornerstone were derived from its unaudited consolidated financial statements as of and for the nine months ended September 30, 2008 that were filed as Exhibit 99.5 to this Form 8-K and its audited statement of operations for the year ended December 31, 2007 included at pages F-53 through F-87 in Critical Therapeutics’ Proxy Statement/Prospectus dated October 3, 2008 that was supplemented by a Supplement No. 1 dated October 17, 2008 (which amended and restated page F-87 of the Proxy Statement/Prospectus dated October 3, 2008) and a Supplement No. 2 dated October 22, 2008.
To produce the unaudited pro forma financial information, Cornerstone, as the acquiring party, preliminarily allocated the purchase price using its best estimates of fair value. A final determination of these estimated fair values was made following the acquisition date and was based on the actual net assets of Critical Therapeutics that existed as of such date. The actual amounts recorded as of the completion of the merger will differ from the information presented in the unaudited pro forma condensed combined financial statements as a result of:
•	the cash cost of operations between September 30, 2008 and the closing of the merger; and

•	other changes in Critical Therapeutics’ cash balances, assets and liabilities that occurred between September 30, 2008 and the closing of the merger.
The unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed date or for the periods presented, or that may be realized in the future. Furthermore, the pro forma financial information does not reflect the impact of any reorganization or restructuring expenses or operating efficiencies resulting from combining the two companies. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2008

	Historical(1)
	Critical		Pro Forma	See	Pro Forma
	Therapeutics	Cornerstone	Adjustments	Note 3	Combined
		(Amounts in thousands)

Assets
Current assets:
Cash and cash equivalents	$7,014	$4,500	$(1,951)	H	$9,563
Accounts receivable, net	3,643	17,611			21,254
Amounts due from related parties	—	55			55
Inventory	7,064	3,150	(1,511)	K	8,703
Prepaid expenses and other	1,817	1,010			2,827

Total current assets	19,538	26,326	(3,462)		42,402
Fixed assets, net	305	176			481
Intangible assets	—	—	10,000	B	10,000
Amounts due from related parties	—	38			38
Other assets	277	6,321			6,598
Deferred acquisition costs		1,003	(1,003)	D	—
Goodwill	—	—	5,701	G	5,701

Total assets	$20,120	$33,864	$11,236		$65,220

Liabilities
Current liabilities:
Line of credit	$—	$—			$—
Current portion of:
Accrued license fees	1,817	1,000			2,817
Deferred co-promotion fees	1,880	—	$(1,880)	E	—
Accounts payable	2,795	3,544			6,339
Accrued expenses	5,819	20,250	497	D
			(1,951)	H	24,615
Income taxes payable	—	3,068			3,068

Total current liabilities	12,311	27,862	(3,334)		36,839
Long-term portion of:
Accrued license fees	—	2,959			2,959
Deferred co-promotion fees	7,987	—	(7,987)	E	—
Note payable, related party	—	8,952	(8,952)	H	—

Total liabilities	20,298	39,773	(20,273)		39,798
Stockholders’ (deficit) equity
Common stock	43	2	142	A
			(43)	F	144
Additional paid-in capital	210,543	1,057	23,337	A
			(210,543)	F
			8,952	H	33,346
Accumulated deficit	(210,764)	(6,968)	210,764	F
			(1,100)	C	(8,068)

Total stockholders’ (deficit) equity	(178)	(5,909)	31,509		25,422

Total liabilities and stockholders’ (deficit) equity	$20,120	$33,864	$11,236		$65,220

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2007

	Historical
	Critical		Pro Forma	See	Pro Forma
	Therapeutics	Cornerstone	Adjustments	Note 3	Combined
	(Amounts in thousands, except share and per share data)

Net revenues	$12,869	$28,071			$40,940
Costs and expenses
Cost of products sold	4,233	6,709			10,942
Research and development	21,655	948			22,603
Sales, general and administrative	25,765	17,973	$1,413	I
			567	E	45,718

Total costs and expenses	51,653	25,630	1,980		79,263

Operating (loss) income	(38,784)	2,441	(1,980)		(38,323)
Other income (expense)	1,811	(1,741)			70

(Loss) income before income taxes	(36,973)	700	(1,980)		(38,253)
Provision for income taxes	—	130		J	130

Net (loss) income	$(36,973)	$570	$(1,980)		$(38,383)

Net loss per share	$(8.68)				$(3.41)

Weighted-average common shares outstanding(1)	4,258,088	24,926,150	(17,932,520)	L	11,251,618

(1)	Common stock equivalents are not considered in this calculation because they are antidilutive to the combined earnings per share.
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2008

	Historical
	Critical		Pro Forma	See	Pro Forma
	Therapeutics	Cornerstone	Adjustments	Note 3	Combined
	(Amounts in thousands, except share and per share data)

Net revenues	$13,220	$44,102			$57,322

Costs and expenses
Cost of products sold	6,964	3,102			10,066
Research and development	7,424	1,173			8,597
Sales, general and administrative	17,212	29,057	$1,154	I
			1,567	E	48,990
Restructuring charges	1,204	—			1,204

Total costs and expenses	32,804	33,332	2,721		68,857

Operating (loss) income	(19,584)	10,770	(2,721)		(11,535)
Other income (expense)	192	(1,058)			(866)

(Loss) income before income taxes	(19,392)	9,712	(2,721)		(12,401)
Provision for income taxes	—	3,582		J	3,582

Net (loss) income	$(19,392)	$6,130	$(2,721)		$(15,983)

Net loss per share	$(4.52)				$(1.30)

Weighted-average common shares outstanding(1)	4,291,393	33,704,202	(25,679,771)	L	12,315,824

(1)	Common stock equivalents not considered in this calculation because they are antidilutive to the combined earnings per share.
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(1) Description of Transaction and Basis of Presentation
On May 1, 2008, Critical Therapeutics, Cornerstone and a wholly owned subsidiary of Critical Therapeutics, Neptune Acquisition Corp., entered into a merger agreement. Pursuant to the merger agreement, on October 31, 2008, Neptune Acquisition Corp. merged with and into Cornerstone. Cornerstone was the surviving corporation in the merger and became a wholly owned subsidiary of Critical Therapeutics. This transaction will be accounted for under the purchase method of accounting. Under the purchase method of accounting, the assets and liabilities of Critical Therapeutics, including a total of $305,000 in cash bonuses payable to certain executives of Critical Therapeutics following the completion of the merger, will be recorded as of the acquisition date, at their respective fair values, and consolidated with those of Cornerstone. The reported consolidated financial condition and results of operations after completion of the merger will reflect these fair values. The purchase price, including the acquiring company’s merger-related fees, is expected to be approximately $24,979,000.
Under the terms of the merger agreement, each share of Cornerstone’s common stock was converted into and exchanged for the right to receive the number of shares of Critical Therapeutics’ common stock equal to the product of 2.3333 multiplied by the quotient of 43,479,198, which was the number of outstanding shares of Critical Therapeutics’ common stock on April 30, 2008, divided by the number of shares of Cornerstone’s common stock outstanding immediately prior to the effective time of the merger, assuming the exercise or conversion of all outstanding Cornerstone stock options and warrants, subject to adjustment for a 10-to-1 reverse split of Critical Therapeutics’ common stock. Each outstanding option, whether vested or unvested, and all outstanding warrants to purchase Cornerstone’s common stock were assumed by Critical Therapeutics and became options and warrants to purchase Critical Therapeutics’ common stock. All stock option plans or other stock or equity-related plans of Cornerstone and warrants to purchase Cornerstone’s common stock were assumed by Critical Therapeutics on the same terms and conditions as were applicable under Cornerstone’s plans immediately prior to the effective time of merger. Cornerstone’s stockholders were not entitled to receive any fractional shares of Critical Therapeutics’ common stock in the merger. Instead, any stockholder who would otherwise be entitled to a fractional share of Critical Therapeutics’ common stock became entitled to receive an amount of cash, without interest, equal to the product of such fraction multiplied by the average last reported sales price for Critical Therapeutics’ common stock during the ten trading days preceding the effective time of the merger.
The unaudited pro forma condensed combined balance sheet and condensed combined statement of operations for the nine months ended September 30, 2008 reflect the conversion of the outstanding principal amount of the Carolina Note into 6,064,731 shares of Cornerstone common stock immediately prior to the effective time of the merger. In addition, except where specifically noted, all information contained herein gives effect to the 10-to-1 reverse split of the common stock of Critical Therapeutics that was effected on October 31, 2008.
The transaction is expected to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.
(2) Purchase Price
A summary of the purchase price is as follows (amounts in thousands):

Estimated fair value of Critical Therapeutics shares outstanding	$23,479
Estimated acquiring company transaction costs incurred	1,500

Estimated purchase price	$24,979

In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”), the fair value of Critical Therapeutics’ common stock used in determining the purchase price was $0.54 per share based on the average of the closing prices for a range of trading days (April 29, 2008 through May 6, 2008, inclusive) around and including the announcement date of the transaction.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)
For purposes of this pro forma analysis, the estimated purchase price has been allocated based on a preliminary estimate of the fair value of the assets acquired and liabilities assumed as of September 30, 2008 (amounts in thousands):

Cash and cash equivalents	$7,014
Accounts receivable	3,643
Inventory	5,553
Prepaid expenses and other current assets	1,817
Fixed assets	305
Other assets	277
Intangible assets:
Product rights	10,000
Acquired in-process research and development	1,100
Goodwill	5,701
Assumed liabilities	(10,431)

Total	$24,979

The purchase price allocation will remain preliminary until Cornerstone completes a final valuation of the assets acquired and liabilities assumed as of the date that the merger is consummated. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.
The amount allocated to acquired inventory has been attributed to the following categories (amounts in thousands):

Raw materials	$3,011
Work in process	1,755
Finished goods	787

Total	$5,553

In accordance with SFAS 141, the estimated fair value of raw materials was determined based on their replacement cost. The estimated fair values of work in process and finished goods were determined by estimating the selling prices of those goods less the costs of disposal, a reasonable profit allowance and, with respect to work in process, the costs of completion.
The amount allocated to acquired identifiable intangible assets has been attributed to the following categories (amounts in thousands):

ZYFLO CR Product Rights	$10,000
alpha-7 program	1,100

Total	$11,100

The estimated fair value attributed to the ZYFLO CR Product Rights was determined based on a discounted forecast of the estimated net future cash flows to be generated from the ZYFLO CR Product Rights. The estimated fair value attributed to the ZYFLO CR Product Rights is estimated to have a 6.5 year useful life from the expected closing date of the merger.
The amount allocated to in-process research and development for the alpha-7 program represents an estimate of the fair value of purchased in-process technology for this research program that, as of the expected closing date of the merger, will not have reached technological feasibility and have no alternative future use. The alpha-7 program is the only Critical Therapeutics’ research program that had advanced to a stage of development where management believed reasonable net future cash flow forecasts could be prepared and a reasonable likelihood of technical success existed.
The estimated fair value of the alpha-7 program was determined based on a discounted forecast of the estimated net future royalties from the anticipated out-licensing of the alpha-7 program considering the estimated probability of technical success and FDA approval. In-process research and development will be expensed immediately following consummation of the merger.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)
(3)	Pro Forma Adjustments

A.	To record the fair value of Critical Therapeutics’ outstanding common stock assumed in connection with the merger. Cash paid in lieu of fractional shares will be from existing cash balances and has not been reflected.

B.	To record the estimated fair value of an acquired identifiable intangible asset (ZYFLO CR Product Rights) arising from the merger.

C.	To record the estimated fair value of in-process research and development acquired in the merger. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed combined statements of operations. However, this item will be recorded as an expense immediately following consummation of the merger.

D.	To record estimated Cornerstone transaction costs of $1.5 million; transaction costs incurred by Critical Therapeutics will be expensed as incurred. These amounts are not reflected in the pro forma statements of operations.

E.	To eliminate deferred co-promotion fees for ZYFLO and ZYFLO CR as the combined company has no performance obligations or continuing obligations to incur any significant costs in connection with this agreement after the effective time of the merger.

F.	To eliminate and adjust the historical equity accounts of Critical Therapeutics.

G.	To record goodwill arising from the excess of the purchase price over the fair value of the acquired net assets.

H.	To reflect the issuance of common stock and payment in cash of interest due in settlement of the Carolina Note.

I.	To record the amortization of the excess purchase price allocated to an identifiable intangible asset (ZYFLO CR Product Rights) of $10.0 million over an estimated life of 6.5 years.

J.	The tax effect of the pro forma adjustments was calculated at the statutory rate and was determined to be zero because of the availability of net operating loss (NOL) and R&D credit carryforwards. Utilization of the NOL and R&D credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986, as well as similar state provisions. It is expected that the combined company will continue to provide a full valuation allowance on its deferred tax assets.

K.	To record the estimated fair value of raw materials, work in process and finished goods arising from the merger. These amounts are not reflected in the pro forma statements of operations.

L.	To reflect the weighted-average shares outstanding as follows:

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2007
	Critical		Pro Forma
	Therapeutics	Cornerstone	Adjustments	Total

Weighted-average basic and diluted shares:
Preliminary shares outstanding	4,258,088	24,926,150		29,184,238
Number of shares common stock issued:
Exchange ratio		0.280570

Shares issued to Cornerstone stockholders, net		6,993,530		6,993,530
Pro forma adjustment	6,993,530	(6,993,530)	(24,926,150)	(24,926,150)

Total shares outstanding, post exchange	11,251,618	—		11,251,618

	Nine Months Ended September 30, 2008
	Critical		Pro Forma
	Therapeutics	Cornerstone	Adjustments	Total

Weighted-average basic and diluted shares:
Preliminary shares outstanding	4,291,393	27,639,471		31,930,864
Conversion of the Carolina Note		6,064,731		6,064,731

	4,291,393	33,704,202		37,995,595
Number of shares common stock issued:
Exchange ratio		0.238084

Shares issued to Cornerstone stockholders, net		8,024,431		8,024,421
Pro forma adjustment	8,024,431	(8,024,431)	(33,704,202)	(33,704,202)

Total shares outstanding, post exchange	12,315,824	—		12,315,824